SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JULY 26, 2001
                                                       ----------------


                                NTL INCORPORATED
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-30673                      13-4105887
-------------------------------------------------------------------------------
(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
                                                          ---------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.
-------    -------------

     On July 26, 2001, NTL Incorporated announced results for three and six months ended June 30, 2001. Record EBITDA of (UK Pound) 115 million reflects strong operational performace.


Item 7.    Financial Statements and Exhibits.
-------    ----------------------------------
           Exhibits

99.1       Press release, dated July 26, 2001.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NTL INCORPORATED
                                              (Registrant)


                                              By: /s/  Richard J. Lubasch
                                              ---------------------------------
                                              Name:   Richard J. Lubasch
                                              Title:  Executive Vice President-
                                                      General Counsel


Dated: July 26, 2001

                                  EXHIBIT INDEX
                                  -------------

Exhibit
-------

99.1    Press release, dated July 26, 2001

                                                                    Exhibit 99.1
NTL Logo


NTL INCORPORATED ANNOUNCES RESULTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2001

             RECORD EBITDA OF (UK POUND) 115 MILLION  REFLECTS
                         STRONG OPERATIONAL PERFORMANCE


o Revises 2001 EBITDA guidance upwards by (UK Pound) 100 million to (UK Pound) 485 million

o Revises 2002 EBITDA guidance upwards by (UK Pound) 125 million to 950 million (UK Pound)

o    Provides 2003 EBITDA guidance of (UK Pound) 1,575 million

o    Current funding sufficient to reach free cash flow at end of 2003

HIGHLIGHTS

o    Broadband customers up 74% to 45,750 in Q2 and over 52,000 today

o    Digital TV customers up 26% to 951,300; now 41% of total TV customers

o    Overall ARPU increased to (UK Pound)  39.36 from (UK Pound)
     35.68 in Q4 2000


Financial Highlights
---------------------------------------------------------------------------
In millions (UK Pound)            Q2       Q1       Six Months      Q2
                                 2001     2001         2001        2000
                                ------   ------       ------      ------
REVENUE
Home                              351      335         686          199
Business                          139      137         276          110
Broadcast                          59       57         115           51
TV Programming                      5        5          10            2
NTL Europe                         80       80         160           72
                                ------    ------     ------       ------
Total Revenues                    634      614       1,247          434

EBITDA                            115       86         201           59
---------------------------------------------------------------------------


New York, New York (July 26, 2001) NTL Incorporated  (NYSE:  NLI; NASDAQ Europe:
NTLI). Commenting on the results, Barclay Knapp, President and Chief Executive of NTL said:

"We are extremely pleased to be one of a very few companies able to announce both strong current results together with an increasingly positive outlook for the future. We have achieved many of our 2001 annual goals in the first six months, and we are now reaping the benefits.

We have improved service levels and lowered churn in the acquired companies and we now run them as integrated units within NTL: Home and NTL: Business. We have increased revenues through successful price increases and upselling our customers to new services. Digital television and cable modem demand is extremely strong, and we achieved an industry first this month with our integrated set top box cable modem. We have lowered the overall capital expenditures while maintaining strong revenue growth - especially through an increased focus on on-net business customers. Our Broadcast and European operations are on track and we have completed financings in the first six months that will enable us to reach free cash positive by the end of 2003.

In order to achieve  these  results  earlier than  projected,  we  accelerated a number of projects, and the associated fees to our consultants and advisors, resulting in a one-time increase in corporate and other expenses of approximately 12 million (UK Pound).

Taken together we can now project these improvements further and with more confidence into the future, resulting in substantial increases to Revenue, EBITDA, and net funds flow throw 2003.

Congratulations to the team on yet another quarter of flawless execution."

BUSINESS REVIEW

UK - CONSUMER SERVICES

Residential Services (On-Net)

In NTL Home, we have grown our customer base to 2,868,500 during the second quarter by adding approximately 18,700 new customers and increasing RGU's by approximately 59,900 to 4,957,200. We continued to aggressively roll out digital television and now serve over 951,300 customers representing 41% of our total TV customer base at June 30, 2001. Our always-on, high-speed broadband Internet subscribers stood at 45,750 at the end of the quarter and over 52,000 today. We are well on our way to meet or exceed our 2001 targets of 1.25 million digital customers and 100,000 cable modem customers.

The NTL Home division increased revenues to 351 million ($495m) and EBITDA to (UK Pound)125 million ($176m), with an EBITDA margin of 35.6%.

Upselling to existing customers, new digital and cable modem customers, plus the price rises implemented in Q1 and Q2, resulted in ARPU increases to (pounds sterling) 39.36 in the second quarter from (UK Pound)35.68 in Q4 2000.
The impact of the price rises will continue throughout 2001 with the full effect on ARPU being realized by the beginning of 2002.

Increase in ARPU will also be achieved by bundling additional services with the existing consumer proposition. In May, NTL and Orange signed a Memorandum of Understanding to provide mobile services to NTL's residential customers. Under the proposed agreement, NTL will launch a tailor-made mobile service to customers in the final quarter of 2001.

On July 2nd, NTL launched broadband access via the set top box in Manchester, believed to be an industry-first worldwide. Weekly installation capacity has been virtually sold out in each of the first three weeks since launch. Seventy-four percent (74%) of these customers self-installed their PC to the STB cable modem. As of July 25th, over 673,000 NTL homes have an NTL digital cable set-top box with an embedded cable modem and therefore require no additional hardware to enjoy download speeds of up to 512 kbs. NTL plans to roll out this new easy-access broadband service across the UK throughout the remainder of this year.

Our broadband take-up in the UK has been strengthened by NTL and Telewest launching a joint marketing initiative - "Building Broadband Britain" - to jointly promote cable modems nationwide. The campaign will highlight the benefits of cable broadband Internet access to customers throughout the UK. In the combined franchises, broadband cable modems are now available in 9 million homes, covering nearly 40% of the UK. This number will increase to over 50% of all UK homes by the end of 2002, representing virtually all of NTL's and Telewest's serviceable areas. NTL and Telewest rationalized their pricing, packaging and provisioning to allow customers easy sign-up and installation.

The London franchise continues to show integration improvements. The digital TV fault rate is down to 10.8/100 customers/month from an excess of 30/100 per month at the end of Q4 2000. 85% of our customers are now first-time install successes vs. 60% at the commencement of 2001. In line with our stated goal of improving customer service, the call volume to our customer call centers is down to 1.05/customer/month from 1.37/customer/month at the start of the year. Further, the average monthly churn across all our properties in the UK during the second quarter was slightly less than 1.5% per month.

NTL BUSINESS

NTL Business has three main units. Retail Business Markets sells telephone, data and broadband services to the 457,000 business premises in our local broadband footprint. It is estimated that a further 100,000 to 300,000 businesses, out of a total of 1.5 million UK businesses, are located within economic reach of our local broadband or national networks. The retail group has a special focus on the SME market, as this segment is particularly underserved by British Telecom and lacks any other significant competition.

Our Managed Network Services business capitalizes on NTL's long history of communications prowess by building and operating complex communication networks for larger companies, institutions and government entities.

The Carrier Services group sells high-margin wholesale capacity to other large carriers from NTL's unique national fiber optic network. Since NTL has the only paired UK and Republic of Ireland fiber optic network, and unparalleled reliability and excess capacity, NTL: Carrier achieves premium pricing for its products in this segment.

NTL recently purchased the UK assets and contracts of Viatel UK for (pounds sterling)14.5 million. These assets came with existing contracted revenue of approximately (UK Pound)70 million per annum and the purchase will result in a projected capital expenditure saving in excess of the purchase price of the assets.

NTL Business growth continues to improve with substantial wins in Q2 across the business. Revenue grew to (UK Pound)139 million (US $195m) and EBITDA improved to (UK Pound)51 million (US $71m). We now have approximately
77,000 customers with 367,000 lines. The forward order book continues to show solid growth and is now (UK Pound)851 million (US $1,200m).

Managed Network Services won a two-year (UK Pound)60 million contract with Virgin.net for Virtual ISP provision ("V-ISP"). Virgin has more than 600,000 ISP customers and 1.5 million users. This contract is an extension to the original contract awarded over two years ago and will provide access, core services and technical contract services.

Capitalizing on the experience gained in NTL Home, NTL Retail Business Markets is well placed to bundle products and services together in a unique way for small businesses. 'Business Essentials' was launched at the end of 2000 and is a communications package containing telephony, Internet and e-mail for less than the price of a standard competitor phone line. Business Essentials Broadband, launched this quarter, will drive affordable broadband take up among the UK's
1.2 million small business customers.

Wins in the Retail Business Markets group include Boots, a large UK retail chain, which has signed a network deal worth in excess of (UK Pound)4 million over a three-year period. The large retail fashion chain 'Next' will benefit from a new IP telephony and Local Area Network for its UK corporate headquarters location, following a (UK Pound)800,000 deal with NTL Business. Nottinghamshire NHS Trust has signed a two-year (UK Pound)1.5 million deal with NTL Business.

NTL BROADCAST

NTL Broadcast consists of three main businesses: (1) broadcast transmission services for digital and analogue television and radio in the UK and Australia,
(2) rental of antenna space on the Company's owned and leased towers and sites and the provision of associated services to a variety of carriers operating wireless networks, and (3) satellite and media services for programmers, news agencies, sports broadcasters and production companies including satellite uplink, studio playout and outside broadcast services.

The division continues to benefit from increased demand for its core services. Q2 revenues of (UK Pound)59 million (US $82m) and EBITDA of (pounds sterling)30 million (US $42m) reflect the strong steady growth, quarter on quarter, and year over year characteristic of this business.

In one of the finest examples of its end-to-end capabilities, NTL Broadcast has won a (UK Pound)40-million satellite delivery contract from ITV - the most popular television channel in the UK. NTL will bring together the outputs of all the regional ITV companies, using its own fiber-optic distribution network, so that they can be 'uplinked' together from one of NTL's existing earth stations near Winchester.

NTL Broadcast now uplinks 170 full-time television and other services to various satellites. The Radio group continues its success in winning new digital contracts, still achieving 90% market share. In the second quarter a 12-year contract valued at over (UK Pound)20 million was signed with MXR Ltd to provide transmission infrastructure. Second quarter signings also included
12-year contracts with Emap Digital Radio for the Teesside and Central Lancashire areas, and Score Digital which will provide the only digital radio service to Northern Ireland.

Analogue radio continues to provide new opportunities and long-term revenues. The national station Classic FM has recently confirmed renewal of its long-standing transmitter service contract for a further 12 years. The second quarter also saw a 15-year contract for an entirely new regional service in the West Midlands for Saga Radio. NTL Broadcast has won all fourteen regional transmission contracts that have so far been awarded.

TOWERS & Sites

As the UK mobile operators prepare for third-generation (3G) services, site sharing and installations continue to provide healthy income. NTL Broadcast has worked with the mobile network operators to identify key NTL towers that can be connected to the NTL fiber network, and which have spare antenna capacity and good lines of sight. These so-called 'hub' sites are needed by the operators to link and control their base-stations. Hutchinson 3G has already committed to using an initial 15 locations.

AUSTRALIA

NTL Telecommunications (51% owned by NTL Australia) has secured a 14-year contract to provide digital network services for Prime Television Ltd in the east-coast region of Australia. The total contracted value for NTL Telecommunications is A$50 million (UK Pound 18m). Australian Broadcasting Corporation (ABC) has ordered a further 17 analogue TV and three more analogue radio installations. The total value exceeds A$14 million ((UK Pound)5m) over a 10-year contract period. NTL Australia has renegotiated its 'outsourcing' contracts resulting in cost savings to NTL in excess of A$10 million ((pounds sterling)3.5m) over the next five years.

CONTENT AND PROGRAMMING

Our content strategy has been three-fold: to launch services where we see a gap in the market and can be a force for innovation (such as offering interactive news through our partnership with ITN); to invest in the four most popular areas of multi-channel TV (Sport: with British Eurosport, News: through the ITN News Channel, Movies: with Front Row and The Studio and Games: with Two Way TV); and to increase our negotiating position with other major content providers.

On July 2, the F.A. Premier League announced that it had signed contracts with NTL, as well as Telewest, ITVDigital and BSkyB to screen 40 pay per view football matches per year for the next three years. In July we also announced that we had reached an agreement with ITV to carry the new ITV Sports channel. It will be available to both analogue and digital television customers.

SHARED SERVICES

Shared services encompass Networks, IT, Group Site Services, Finance, Legal and Human Resources. The shared services division has been aggressively bringing down the cost group-wide.

NTL signed a strategic outsourcing deal with IBM on May 24 covering the provisioning of Information Technology (IT) services across the UK and Ireland. NTL and IBM have adopted an innovative menu-driven approach to all services, with prices regularly benchmarked against best-in-class peers. This structure is projected to generate savings for NTL in excess of $450 million over the life of the agreement, and will allow NTL to size its IT needs and resources dynamically to generate further savings and/or competitive advantage over time.

Significant cost savings will also be made in other parts of Shared Services. These include reducing Network costs by (UK Pound)45 million per annum commencing in 2002 by realizing efficiencies in areas including fault reduction and increased field force effectiveness; for example by reducing install costs, minimizing truck rolls, and increasing the use of customer self-service.

Headcount reductions in Finance, Supply Chain and Human Resources facilitated by the implementation of common IT systems, together with the outsourcing of facilities management, will lead to a further (UK Pound)17 million in cost reductions in 2002.

NTL EUROPE

NTL Europe consists of wholly-owned Cablecom (Switzerland), the 1G Networks (France) and investment holdings of 32.5% interest in eKabel, the Hessen cable network in Germany, as well as a 25% interest in Svenska Bredbandsbolaget A.B.,
(B2), a company based in Sweden which is deploying fiber directly to the home in Sweden and Norway. In addition, in the second quarter we closed our 27% minority investment in Noos S.A, the market-leading French broadband company with properties in central Paris, Strasbourg and Cannes. Noos has over 843,000 total customers today as well as 81,000 cable modem subscribers. These transactions have provided NTL with a presence in key European capital cities outside of the UK and Ireland including Paris, Frankfurt, Zurich, Stockholm and Geneva. As of June 30th 2001 on a gross basis, NTL Europe served over 4.1 million customers and passed over 7.1 million homes, making it a significant player in the consolidating European cable market.

NTL Europe reported consolidated revenues of (UK Pound)80 million with EBITDA of (UK Pound)17 million for Q2. During the second quarter, we continued to upgrade the European networks to provide bundled services. In Switzerland, over 79% of the network is now upgraded to digital. In Germany, the upgrade is fully funded and in progress, and Noos is already fully digital with an 860MHz system. 1G continues to upgrade its network and we anticipate that 1G will be combined with Noos by year-end 2001. Finally, B2 is focusing its marketing efforts on areas that have already been upgraded.

On the strength of these upgraded networks, NTL Europe continued to see growth for high speed Internet access in Switzerland and France with over 46,000 cable modem subscribers in Cablecom and over 81,000 in Noos. At eKabel, following a successful pilot, high speed Internet, together with interactive services and telephony will be launched under the brand name iesy later this year.

FINANCIAL REVIEW

REVENUE SUMMARY (in UK Pound 000s)


                                     Q2-2001       Q1-2001      Q4-2000       Q3-2000       Q2-2000
                                     -------       -------      -------       -------       -------

    CONSUMER
       On-Net                        330,848       312,187      298,592       284,273       192,227
       Off-Net                        20,187        22,221       22,094        21,030         7,267
                                     -------       -------      -------       -------       -------
        Total                         351,035      334,409      320,686       305,303       199,494

    BUSINESS
       Direct                         83,462        87,480       84,150        78,731        65,860
       Wholesale                      42,750        37,181       33,975        35,172        32,184
       Radcomms                       12,342        12,700       12,837        11,714        11,507
                                     -------       -------      -------       -------       -------
          Total                      138,554       137,361      130,962       125,617       109,551

    BROADCAST
       Towers & Transmission          49,150        48,153       47,908        46,024        44,209
       Satellites                      9,470         8,587        8,341         7,535         6,908
                                     -------       -------      -------       -------       -------
          Total                       58,620        56,740       56,249        53,559        51,117

    TV PROGRAMMING                     5,449         5,108        4,303         1,968         2,073

    NTL EUROPE
       Cablecom                       67,607        67,910       60,883        61,414        60,635
       Cablelink                      10,349        10,092       11,330         9,668         9,280
       1G Networks                     2,048         2,026        1,987         2,032         2,051
                                     -------       -------      -------       -------       -------
          Total                       80,004        80,028       74,200        73,114        71,966

    TOTAL REVENUE                    633,662       613,646      586,400       559,561       434,201




EBITDA Summary (in UK Pound 000s)


                                        Q2-2001       Q1-2001       Q4-2000      Q3-2000      Q2-2000
                                        -------       -------       -------      -------      -------
    CONSUMER
       On-Net                           119,751       106,865       94,082        83,709       56,693
       Off-Net                            5,058         3,706        2,396         2,816        (784)
                                        -------       -------      -------       -------      -------
          Total                         124,809       110,571       96,478        86,525       55,909

    BUSINESS
       Direct                            23,679        24,444       24,245        22,441       10,266
       Wholesale                         24,603        22,034       21,000        20,232       19,754
       Radcomms                           2,218         1,718        2,054         2,184        1,891
                                        -------        -------     -------       -------      -------
          Total                          50,500        48,196       47,299        44,857       31,911

    BROADCAST
       Towers & Transmission             25,187        23,657       20,946        22,979       21,244
       Satellites                         4,536         3,518        4,536         2,464        3,353
                                        -------       -------      -------       -------      -------
          Total                          29,723        27,175       25,482        25,443       24,597

    SHARED SERVICES
       Technology & Networks           (46,136)      (48,026)     (47,175)      (43,840)     (29,611)
       Corporate Support               (57,104)      (60,004)     (54,053)      (59,191)     (37,397)
                                        -------       -------     -------       -------       -------
       Total                          (103,240)     (108,030)    (101,228)     (103,031)     (67,008)


    TV PROGRAMMING                      (3,511)       (4,551)     (15,396)      (11,373)      (7,988)

    NTL EUROPE
       Cablecom                         18,067        15,614       16,147        22,650       21,625
       Cablelink                         1,340           586        1,420         (684)        1,255
      1G Networks                       (2,596)       (3,968)      (5,434)       (2,144)      (1,128)
                                        -------       -------      -------       -------      -------
          Total                          16,811        12,232       12,133        19,822       21,752

    TOTAL EBITDA                        115,092        85,593       64,768        62,243       59,173


FINANCIAL OUTLOOK FOR 2001, 2002 AND 2003


Financial Outlook
(in millions UK Pound)                  2001E           2002E           2003E
                                       -------         -------         -------
Revenues                                2,600           3,300           4,100
EBITDA(1)                                 485             950           1,575
Capital Expenditure                     1,300             925             900

(1) EBITDA excludes corporate expenses of approximately (UK Pound)25 million per annum.


FINANCING

The Company anticipates that its financing over the remainder of 2001 and 2002 will consist mainly of cash on hand and available bank lines in the UK, Switzerland and Australia. In the first half of 2001, we raised or received
commitments  for  approximately   (UK Pound)1.3  billion  of  additional
capital. Whilst a portion of these funds has been used to reduce commitments to our working capital facility, approximately (UK Pound)700m of total incremental liquidity has been added to the Company's resources.

We believe that, based on our financial outlook, we are funded up to the point where the Company becomes cash flow positive at the end of 2003. The Company will cover net cash interest by the middle of 2002 and turn free cash flow positive at the end of 2003.

Furthermore, the Company anticipates that before the end of 2001 we will have monetized at least a portion of the broadcast division's assets and, in preparation for that event, we have retained an investment adviser to review strategic alternatives. In addition, we believe that the combination of our wholly owned French cable operation, 1G, and Noos is imminent. We expect this transaction to have a positive impact on our liquidity. Finally, we are in the process of receiving the necessary bank consents to finalize approximately (UK Pound)220 million of vendor financing and we are currently evaluating proposals for an additional (UK Pound)200 million. We expect to see further rapid EBITDA expansion over the next few quarters accompanied by capital expenditure reductions.



Available Cash and Bank Facilities
(in millions UK Pound)                    Maximum Line        Available
                                          ------------        ---------
Current Bank Facilities2                         4,988            1,163
Cash and Marketable Securities                                      643
                                                                  -----
TOTAL                                                             1,806

CASH FLOW SUMMARY

This chart incorporates our expected financial outlook, the previously mentioned financing commitments and estimated cash interest payments for the second half of 2001, 2002 and 2003.


Cash Flows
(in millions UK Pound)                 H2 2001E       2002E        2003E
                                       --------       -----        -----
Liquidity - Start of Period               1,806       1,132          292
EBITDA                                      285         950        1,575
Corporate Expense                           (13)        (25)         (25)
Net Cash Interest                          (396)       (840)        (937)
Capital Expenditures/Working Capital       (550)       (925)        (900)
                                           -----       -----        -----
   LIQUIDITY - END OF PERIOD              1,132         292            5

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include the following: general economic and business conditions, the Company's ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions, as well as assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services, the impact of new business opportunities requiring significant up-front investment, and availability, terms and deployment of capital. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

FOR MORE INFORMATION CONTACT:

INVESTOR RELATIONS:
John F. Gregg, Senior Vice President - Chief Financial Officer
Bret Richter, Vice President - Corporate Finance and Development
Erik Tamm, Director - Corporate Finance and Development
Tamar Gerber, Director- Investor Relations
Tel: (+1) 212 906 8440, or via e-mail at investor_relations@ntli.com

The Abernathy MacGregor Group  - Winnie Lerner, (+1) 212 371 5999

IN THE UK:

MEDIA:
Alison Kirkwood, Media Relations, +44 (0)1256 752 662 / 07788 186154
Malcolm Padley, Media Relations, +44 (0)01256 753408 / 07788 978199

Buchanan Communications - Richard Oldworth, Mark Edwards or Jeremy Garcia
Tel: +44 (0)20 7466 5000

INVESTOR  RELATIONS:
Virginia McMullan, +44 (0)207 909 2144, or via e-mail at investorrelations@ntl.com


There will be a presentation to analysts and investors today at 08:30 EDT (13:30
GMT) at the Sheraton New York Hotel & Towers.

Analysts and investors can dial in to the presentation by calling 888-870-4543 in the United States or +1-706-679-3038 for international access or via a live audio webcast of the conference call on the company's website, www.ntl.com/investors. A slide presentation will also be available at our website during the conference call.

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


APPENDIX

                                        Western Europe Customer Statistics as of June 30, 2001 (in 000s)
                                                            (continued on next page)


                                           (UK)          (Ireland)        (Swiss)          (France)        NTL Direct
                                           NTL           Cablelink        Cablecom       1G Networks        Subtotal
                                       -----------      -----------      -----------      -----------      -----------
 Ownership Interest                        100%            100%         100% (1)             100%
 Homes in Franchise                    11,411.2           420.0          1,900.7            287.0         14,018.9
 Homes passed                           8,404.1           419.4          1,900.7            266.2         10,990.4
 Homes marketed (Telco)                 7,477.6            20.0                -                -          7,497.6
 Homes marketed (CATV)                  7,701.0           419.4          1,728.0            214.9         10,063.3
 Homes marketed (Ethernet)                                    -                -                -                -
                                              -
 Customers                              2,868.5           374.1          1,569.1             75.7          4,887.4
      Single RGU                          825.6           370.6          1,522.8             75.5          2,794.5
      Dual / Triple RGU                 2,042.9             3.5             46.3              0.2          2,092.9
 CATV                                   2,316.2           374.1          1,569.1             75.7          4,335.1
      Digital                             951.3               -             37.7              1.6            990.6
      Analog                            1,364.9           374.1          1,531.4             74.1          3,344.5
 Telephone (Direct)                     2,595.2             3.5                -                -          2,598.7
 Broadband Internet                                           -             46.3              0.2             92.3
                                           45.8
 RGUs                                   4,957.2           377.6          1,615.4             75.9          7,026.1

 Internet Subscribers                   2,060.3               -            200.9              0.2          2,261.4
      Wholesale                         1,133.0                                -                           1,133.0
      ntlworld                            622.6                                                              622.6
 Telephone (Indirect)                     396.6               -                -                -            396.6

 Residential Customers                  4,398.1           374.1          1,569.1             75.7          6,417.0
 Residential Services                   7,368.3           377.6          1,770.0             75.9          9,591.8

 Business Customers                                         1.0              3.4                -             80.4
                                           76.0

  Penetration
  CATV                                    30.1%           89.2%            90.8%            35.2%            43.1%
  Telephone                               34.7%              nm               na               na            34.7%
  Customer                                37.2%           89.2%            90.8%            35.2%            48.6%
  RGU                                     64.4%           90.0%            93.5%            35.3%            69.8%
  Dual / Triple                           71.2%            0.9%             3.0%             0.3%            42.8%


(1) Cablecom owns portions of 28 cable systems in Switzerland.  The following statistics reflect the proportional operating data in which Cablecom does not maintain an equity interest: 190,600 homes passed, 162,600 homes marketed, 153,300 subscribers and 700 broadband Internet subscribers.

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

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

                                        Western Europe Customer Statistics as of June 30, 2001 (in 000s)
                                                           (continued from prior page)


                                   (Paris)        (Frankfurt)     (Stockholm)         Equity           Gross
                                     Noos         eKabel (2)           B2             Total            Total
                                 -----------      -----------      -----------      -----------     -----------

 Ownership Interest                         27%           32.5%              25%
 Homes in Franchise                     3,179.0         2,800.0            303.1         15,672.4         20,301.0
 Homes passed                           2,563.0         1,828.0            184.0         12,131.9         15,565.4
 Homes marketed (Telco)                     1.0               -                -          7,497.9          7,498.6
 Homes marketed (CATV)                  2,563.0         1,828.0                -         11,186.8         14,454.3
 Homes marketed (Ethernet)                    -               -            136.0             34.0            136.0
 Customers                                806.1         1,294.0             32.1          5,380.3          7,019.6
      Single RGU                          745.1         1,294.0             32.1          3,271.7          4,865.7
      Dual / Triple RGU                    61.0               -                -          2,108.7          2,153.9
 CATV                                     784.4         1,294.0                -          4,814.1          6,413.5
      Digital                             279.8               -                -          1,064.4          1,270.4
      Analog                              504.6         1,294.0                -          3,749.7          5,143.1
 Telephone (Direct)                         2.5               -                -          2,599.4          2,601.2
 Broadband Internet                        81.8               -             32.1            121.7            206.2
 RGUs                                     868.7         1,294.0             32.1          7,535.2          9,220.9

 Internet Subscribers                      81.8               -             32.1          2,290.8          2,375.3
      Wholesale                               -                                           1,133.0          1,133.0
      ntlworld                                -                                             622.6            622.6
 Telephone (Indirect)                         -               -                -            396.6            396.6

 Residential Customers                    806.1         1,294.0             32.1          6,909.9          8,549.2
 Residential Services                     868.7         1,294.0             32.1         10,100.9         11,786.6

 Business Customers                        37.3               -                -             90.5            117.7

  Penetration
  CATV                                    30.6%           70.8%               na            43.0%            44.4%
  Telephone                                  na              na               na            34.7%            34.7%
  Customer                                31.5%           70.8%            23.6%            48.1%            48.6%
  RGU                                     33.9%           70.8%            23.6%            67.4%            63.8%
  Dual / Triple                            7.6%            0.0%             0.0%            39.2%            30.7%

(2) Data as of December 31, 2000.
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